Exhibit 10.18

CERTAIN PORTIONS
HEREOF DENOTED WITH “[***]”

HAVE BEEN OMITTED

PURSUANT TO A REQUEST

FOR CONFIDENTIAL TREATMENT

AND HAVE BEEN FILED

SEPARATELY WITH THE

COMMISSION

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Second Amendment”) is made as of 3-6-03, 2002 by and between HULL POINT, LLC, a Maryland limited liability company (“Landlord”) and KP SPORTS, INC. a Maryland corporation, d/b/a Under Armour Performance Apparel (“Tenant”).

RECITALS

R.1          By that Office Lease dated March 29, 2002, as amended on September 10, 2002 by and between Landlord and Tenant (the “Original Lease”), Landlord leased to Tenant and Tenant leased from Landlord certain space containing 31,880 rentable square feet of space on the third (3rd) floor of The Ivory Building (the “Original Premises”) located at Tide Point, 1020 Hull Street, Baltimore, Maryland 21230 (the Original Lease together with this Second Amendment are referred to collectively as the “Lease”).

R.2          Landlord and Tenant desire to amend the terms and conditions of the Lease to reflect an expansion of the Premises to include the fourth floor “pop-up” of the Ivory Building consisting of 4,661 rentable square feet (the “pop up” Expansion Space) based on a core factor of 4%.  See Exhibit A. for drawing of pop-up expansion space.

NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and sufficiency of which is mutually acknowledged, the parties agree as follows:

1.             Recitals.  All of the above-referenced Recitals are incorporated into and made a substantive part hereof.

2.             Definitions.  Unless otherwise defined herein, all capitalized terms herein shall have the meaning set forth in the Original Lease.

3.             Amendments to Original Lease.  The Original Lease is hereby amended as follows:

3.1.          “Pop up” Expansion Space.

(a)           Delivery.  Landlord shall deliver to the Tenant the “pop up” Expansion Space on March 10, 2003.  On the date Landlord delivers the Expansion Space to Tenant, the definition of the term “Premises” shall include the “pop-up” Expansion Space and the rentable square footage of the Premises shall be increased to 36,541 based on a core factor of [***] percent ([***]%).  Notwithstanding the foregoing, until January 1, 2004 (such time as Tenant commences payments of Base Rent on the entire Premises), Landlord and Tenant hereby agree that Base Rent for the Original Premises and the Expansion Space shall be based on a core factor of [***] percent ([***]%).

(b)           Rent Commencement.  The Rent Commencement Date for the Expansion Space shall be March 10, 2003.  As part of the First Amendment to Lease, Landlord and Tenant created a detailed rent schedule.  The following schedule, which applies only to the “pop up” Expansion Space, as defined herein and shall be paid to Landlord in addition to the rent schedule set forth in the First Amendment to Lease.

Lease Year	Per Square Foot	Monthly		Annual

Rent Commencement Date-04/30/04	$[***] on Pop up Expansion Space as defined herein	$	[***]	$	[***]

05/01/04-Termination Date	$[***] on Pop up Expansion Space	$	[***]	$	[***]

First year of Renewal Term (5/1/05-4/30/06)	$[***] on Pop up Expansion Space	$	[***]	$	[***]

SecondYear of RenewalTerm (5/1/06-4/30/07)	$[***] on Pop up Expansion Space	$	[***]	$	[***]

(c)           Term.  The term for the “pop up” Expansion Space shall be coterminous with the remainder of the Term of the Original Lease, together with the renewal terms of the Original Lease.

(d)           Condition of Expansion Space.  Landlord shall deliver the Expansion Space to the Tenant in its “as is, where is” condition.

3.2.          Parking.  Commencing on March 1, 2003, Tenant shall be entitled to 14 additional parking spaces to be used on an non-exclusive basis within the Project.  Tenant shall be provided an additional reserved spot in the Tide Building parking lot.  Tenant will have 4 reserved spots in a row.

3.3.          Renewal.  Tenant shall have the option to renew the Term of “pop up” Expansion space Lease for two periods of one (1) year each (each a “Renewal Term”).  Tenant shall exercise such option no later than six (6) months prior to the expiration of the Term, provided, however, that Tenant’s option to renew shall be subject to the condition that no default shall have occurred and be continuing after applicable notice and cure periods have expired as of the date of Tenant’s exercise of such option or as of the date of commencement of the Renewal Term; and provided further, that if Tenant’s estate hereunder shall terminate prior to the commencement of the Renewal Term, Tenant’s option to renew shall expire upon such termination.  Tenant shall have no other right to renew this Lease after the Renewal Term.

Except as otherwise expressly provided in this Lease, all terms, covenants, and conditions of this Lease shall remain in full force and effect during the Renewal Term, except that the Rent applicable to the Renewal Term shall be as set forth in the rent schedule set forth in Section 3(b). In no event shall the Rent for the Renewal Term be less than the rent in effect at the expiration of the immediately preceding Term of the Lease. If the Tenant fails to give notice exercising the foregoing option by the date required herein, or if at the time Tenant exercises such option or at commencement of the Renewal Term the Tenant is in default of any term of this Lease, or if this Lease is assigned by Tenant or the Premises is sublet in whole or part in violation of Section 14, then Tenant’s rights and options to renew shall be automatically terminated and of no further force or effect.

4.             Miscellaneous.

4.1.          The language of this Second Amendment shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

4.2.          Landlord and Tenant each represent to the other that it has not dealt with any broker in connection with this Second Amendment and each party shall hold the other harmless from and indemnify the other for any costs and expenses incurred by the indemnified party arising out of a breach of the other’s foregoing representations.

4.3.          If any clause or provision of this Second Amendment is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the Term (as defined in the Original Lease), the intention of the parties hereto is that the remaining parts of this Second Amendment shall not be affected thereby.

4.4.          The captions appearing within the body of this Second Amendment have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Second Amendment or of any provision hereof.

4.5.          This Second Amendment may be executed in several counterparts, all of which shall constitute one and the same instrument.

4.6.          Any references in the Original Lease, as amended, to the “Lease” or the “Agreement” shall be deemed to include the Original Lease as modified hereby.  Except as modified hereby, all terms and conditions of the Original Lease shall continue in full force and effect.

IN WITNESS WHEREOF, the parties have caused this instrument to be executed as of the day and year first above written.

WITNESS	LANDLORD HULL POINT, LLC

[illegible]	By:	/s/ Carl W. Struever	(SEAL)
Carl W. Struever Manager

WITNESS	TENANT KP SPORTS, INC.

[illegible]	By:	/s/ J. S. Plank	(SEAL)
	Name:	J.S. Plank
	Title:	VP Finance